EXHIBIT 10.1
NINTH AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
ZIONS BANCORPORATION N.A.

    THIS NINTH AMENDMENT, effective as of April 1, 2022, unless otherwise stated herein, by and between Fidelity Management Trust Company (the “Trustee”) and Zions Bancorporation, N.A. (the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a Master Trust Agreement dated September 1, 2006 (the “Agreement”), with regard to the Zions Bancorporation, N.A. Restated Deferred Compensation Plan, the Zions Bancorporation, N.A. Restated Deferred Compensation Plan for Directors, and the Restated Amegy Bancorporation, Inc. Non-Employees Directors Deferred Fee Plan (collectively and individually, the “Plan”); and

WHEREAS, the Trustee and the Sponsor now desire to amend the Agreement as provided for in Section 14 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Agreement by:

(1)Amending Section 5(b), Available Investment Options, to replace the second sentence, which currently read as follows:

The Sponsor may determine to offer as investment options only (i) Mutual Funds, (ii) Zions Common Stock; and (iii) Zions Preferred Stock; provided, however, that the Trustee shall not be considered a fiduciary with investment discretion.

With the following:

Trustee shall be responsible for providing services under this Agreement solely with respect to those investment options set forth on Schedule C, Investment Options, with respect to each Plan, which have been designated by Sponsor in its sole discretion.

(2)Amending Section 5(c), Investment Direction, to add the following sentence to the end thereof:

With respect to the Zions Bancorporation Restated Deferred Compensation Plan for Directors only, the assets in question shall be invested in accordance with Sponsor’s direction (as detailed in the Plan Administration Manual, or in such other manner as agreed to by the parties).

(3)Amending Schedule C, Investment Options, to delete the following sentence:

For the Zions Bancorporation Restated Deferred Compensation Plan for Directors, the Sponsor hereby directs that the investment option referred to in Section 5(c) and Section 5(f)(vi)(B)(5) shall be Fidelity Retirement Money Market Portfolio.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

ZIONS BANCORPORATION, N.A.    FIDELITY MANAGEMENT TRUST COMPANY

By: __/s/ Ryan Hill________________8/17/2022_    By: __/s/ Juniper Frost________________8/19/2022
Authorized Signatory Date        FMTC Authorized Signatory Date
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